CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Software Publishing Corporation 1987 Stock Option Plan, the Software Publishing Corporation 1989 Stock Option Plan and the
Software Publishing Corporation 1991 Stock Option Plan of Allegro New Media, Inc. of our report dated March 29, 1996, with respect to the financial statements of Allegro New Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                         /s/Ernst & Young LLP
                                         Ernst & Young LLP

  Hackensack, New Jersey
  December 26, 1996